Exhibit 99.1

NEWELL BRANDS INC.

LETTER OF TRANSMITTAL

FOR 5% SENIOR NOTES DUE NOVEMBER 15, 2023

Offer to Exchange up to

€271,851,000 Registered 3 3⁄4% Senior Notes Due October 1, 2021 For Any and All

Outstanding 3 3⁄4% Senior Notes Due October 1, 2021

$295,122,000 Registered 5% Senior Notes Due November 15, 2023 For Any and All

Outstanding 5% Senior Notes Due November 15, 2023

Pursuant to the Prospectus Dated                     , 2016

THE EXCHANGE OFFERS WILL EXPIRE IMMEDIATELY FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON                     , 2016 UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN THE EXCHANGE OFFERS MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE UNLESS EXTENDED (THE “WITHDRAWAL DEADLINE”), BUT THEREAFTER SUCH TENDERS WILL BE IRREVOCABLE, EXCEPT IN LIMITED CIRCUMSTANCES WHERE ADDITIONAL WITHDRAWAL RIGHTS ARE REQUIRED BY LAW.

Deliver to the Exchange Agent:

D.F. KING & CO., INC.

By Facsimile (Eligible Institutions Only): (212) 709-3328 Attention: Giancarlo Zabaleta For Information or Confirmation by Telephone: (212) 269-5558	By Mail or Hand: 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Giancarlo Zabaleta

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The undersigned acknowledges receipt of the prospectus dated                     , 2016 (the “Prospectus”) of Newell Brands Inc. (“Newell Brands”) and this Letter of Transmittal, which, together with the Prospectus, constitute Newell Brands’ offer (the “Exchange Offers”) to exchange up to (1) €271,851,000 aggregate principal amount of its 3 3⁄4% Senior Notes due October 1, 2021 (ISIN XS1389996882) (the “Exchange Euro Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equivalent principal amount of its outstanding 3 3⁄4% Senior Notes due October 1, 2021 (ISINs XS1388994896 and

XS1388994540) (the “Original Euro Notes”) and (2) $295,122,000 aggregate principal amount of its 5% Senior Notes due November 15, 2023 (CUSIP No. 651229BA3; ISIN US651229BA36) (the “Exchange Dollar Notes”), which have been registered under the Securities Act, for an equivalent principal amount of its outstanding 5% Senior Notes due November 15, 2023 (CUSIP Nos. 651229AZ9 and U6415RAA1; ISINs US651229AZ95 and USU6415RAA15) (the “Original Dollar Notes”). The Exchange Euro Notes and Exchange Dollar Notes are collectively referred to herein as the “Exchange Notes” and the Original Dollar Notes and Original Euro Notes are collectively referred to herein as the “Original Notes.”

Newell Brands has filed a registration statement to register the Exchange Notes under the Securities Act. Newell Brands will not accept for exchange any Original Notes until the registration statement has become effective under the Securities Act.

Upon the terms and subject to the conditions set forth in this Letter of Transmittal and the Prospectus, holders of Original Dollar Notes who validly tender and who do not validly withdraw Original Dollar Notes at or prior to the Expiration Date will receive an equivalent principal amount of Exchange Dollar Notes. Exchange Dollar Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Recipients of the Prospectus should read the requirements described in such Prospectus with respect to eligibility to participate in the Exchange Offers. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus. Unless otherwise mentioned or unless the context requires otherwise, all references in this Letter of Transmittal to “Newell Brands,” “Company”, “we,”, “us” and “our” refer to Newell Brands Inc. and its consolidated subsidiaries.

This Letter of Transmittal is not to be used by holders of Original Euro Notes. This Letter of Transmittal is to be used by holders of Original Dollar Notes if the Original Dollar Notes are to be tendered by effecting a book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”). Unless you intend to tender Original Dollar Notes through ATOP, you should complete, execute and deliver this Letter of Transmittal, any signature guarantees and any other required documents to indicate the action you desire to take with respect to the Exchange Offers.

Holders of Original Dollar Notes tendering Original Dollar Notes by book-entry transfer to the exchange agent’s account at DTC may execute the tender through ATOP, and in that case need not complete, execute and deliver this Letter of Transmittal. DTC participants tendering Original Dollar Notes may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the exchange agent’s account at DTC. DTC will then send an “agent’s message” (as described in the Prospectus) to the exchange agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offers as to execution and delivery of a letter of transmittal by the DTC participant identified in the agent’s message. Delivery of Original Dollar Notes pursuant to a notice of guaranteed delivery is not permitted and any Original Dollar Notes so delivered shall not be considered validly tendered.

Assuming the conditions to the Exchange Offers are satisfied or waived, Newell Brands will issue Exchange Dollar Notes in book-entry form promptly following the Expiration Date of the Exchange Offers.

The term “holder” with respect to this Letter of Transmittal means any person in whose name Original Dollar Notes are registered as well as any DTC participant that has Original Dollar Notes credited to its DTC account. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offers. Holders who wish to tender their Original Dollar Notes using this Letter of Transmittal must complete it in its entirety.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

No action has been or will be taken in any jurisdiction that would permit a public offering of the Exchange Dollar Notes in any jurisdiction where action for such purpose is required. See “Notice to Certain Non-U.S. Holders” in the Prospectus for more information.

To effect a valid tender of Original Dollar Notes through the completion, execution and delivery of this Letter of Transmittal, the undersigned must complete the table entitled “Description of Original Notes Tendered” below and sign this Letter of Transmittal where indicated.

The Exchange Dollar Notes will be delivered only in book-entry form through the DTC and only to the DTC account of the undersigned or the undersigned’s custodian as specified in the table below. Failure to provide the information necessary to effect delivery of Exchange Dollar Notes will render a tender defective and Newell Brands will have the right, which it may waive, to reject such tender.

List below the Original Dollar Notes to which this Letter of Transmittal relates. If the space below is inadequate, list the registered numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

DESCRIPTION OF ORIGINAL DOLLAR NOTES TENDERED
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) EXACTLY AS NAME(S) APPEAR(S) ON ORIGINAL DOLLAR NOTES.	TENDERED ORIGINAL DOLLAR NOTE(S)	TITLE OF SERIES	TOTAL PRINCIPAL AMOUNT HELD	PRINCIPAL AMOUNT TENDERED*

*    Unless otherwise indicated, any tendering holder of Original Dollar Notes will be deemed to have tendered the entire aggregate principal amount represented by such Original Dollar Notes. The Exchange Dollar Notes will be issued only in denominations of $2,000 and integral multiples of $1,000.

☐	CHECK HERE IF TENDERED ORIGINAL DOLLAR NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

By crediting the Original Dollar Notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offers, including, if applicable, transmitting to the exchange agent an agent’s message in which the holder of the Original Dollar Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal, the participant in DTC confirms on behalf of itself and the beneficial owners of such Original Dollar Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the exchange agent.

☐    CHECK HERE IF YOU ARE A BROKER–DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Newell Brands, upon the terms and subject to the conditions set forth in the Prospectus and in this Letter of Transmittal (collectively, the “Terms and Conditions”), receipt of which is hereby acknowledged, the principal amount or amounts of the Original Dollar Notes indicated in the table above entitled “Description of Original Dollar Notes Tendered” (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Original Dollar Notes indicated in such table).

The undersigned understands and agrees that Newell Brands has filed a registration statement to register the Exchange Notes under the Securities Act and will not accept for exchange any Original Notes until the registration statement has become effective under the Securities Act.

The undersigned understands that the tender made hereby will remain in full force and effect unless and until such tender is withdrawn in accordance with the procedures set forth in the Prospectus. The undersigned understands that tendered Original Dollar Notes may not be withdrawn after the Withdrawal Deadline, which is at 11:59 p.m., New York City time, on                     , 2016 unless extended, and thereafter such tenders will be irrevocable, except in certain circumstances where additional withdrawal rights are required by law.

Newell Brands’ obligation to complete the Exchange Offers is conditioned upon the satisfaction of the conditions as set forth in the Prospectus. If the Exchange Offers are consummated, the Exchange Dollar Notes will be issued under the Indenture, dated as of November 19, 2014, between the Company and U.S. Bank National Association, as trustee (the “Indenture”).

The undersigned understands that, upon the terms and subject to the conditions of the Exchange Offers, Original Dollar Notes properly tendered and accepted and not validly withdrawn will be exchanged for Exchange Dollar Notes. The undersigned understands that, under certain circumstances, Newell Brands may not be required to accept any of the Original Dollar Notes tendered (including any such Original Dollar Notes tendered after the Expiration Date). If any Original Dollar Notes are not accepted for exchange for any reason or if Original Dollar Notes are validly withdrawn, such unexchanged or withdrawn Original Dollar Notes will be returned without expense to the undersigned’s account at DTC or such other account as designated herein pursuant to the book-entry transfer procedures described in the Prospectus promptly after the Expiration Date or termination of the Exchange Offers.

Subject to and effective upon the acceptance for exchange and issuance of Exchange Dollar Notes, in exchange for Original Dollar Notes tendered upon the terms and subject to the conditions of the Exchange Offers, the undersigned hereby:

(1)	acknowledges and agrees that the Company shall have fully performed all of its obligations to conduct an “exchange offer” under the Registration Rights Agreement, dated as of April 20, 2016, between the Company and Goldman, Sachs & Co., as dealer manager (the “Registration Rights Agreement”);

(2)	irrevocably sells, assigns and transfers to or upon the order of Newell Brands all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of such Original Dollar Notes tendered thereby;

(3)	waives any and all other rights with respect to the Original Dollar Notes (including, without limitation, any existing or past defaults and their consequences in respect of the Original Dollar Notes and any rights under the Registration Rights Agreement);

(4)	releases and discharges Newell Brands and the trustee under the Indenture from any and all claims that the holder may have, now or in the future, arising out of or related to the Original Dollar Notes tendered, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the Original Dollar Notes tendered (other than as expressly provided in the Prospectus or this Letter of Transmittal), or to participate in any redemption or defeasance of the Original Dollar Notes tendered; and

(5)	represents and warrants that such Original Dollar Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

The undersigned understands that tenders of Original Dollar Notes pursuant to any of the procedures described in the Prospectus and in the instructions in this Letter of Transmittal, if and when accepted by Newell Brands, will constitute a binding agreement between the undersigned and Newell Brands upon the Terms and Conditions.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Original Dollar Notes tendered hereby (with full knowledge that the exchange agent also acts as the agent of Newell Brands) with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(1)	transfer ownership of such Original Dollar Notes on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of Newell Brands;

(2)	present such Original Dollar Notes for transfer of ownership on the books of Newell Brands;

(3)	deliver to Newell Brands and the trustee of the Indenture this Letter of Transmittal; and

(4)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Original Dollar Notes, all in accordance with the terms of the Exchange Offers, as described in the Prospectus.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned acknowledges and agrees that the Exchange Offers are being made in reliance on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in the following no-action letters: Exxon Capital Holdings Corporation (available May 13, 1998), Morgan Stanley & Co., Inc. (available June 5, 1991), and Shearman & Sterling (available July 2, 1993). These letters provide that the Exchange Dollar Notes issued in exchange for the Original Dollar Notes in the Exchange Offers may be offered for resale, resold, and otherwise transferred by a holder of Exchange Dollar Notes, unless that person is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery requirements of the Securities Act. The Exchange Dollar Notes must be acquired in the ordinary course of the holder’s business and the holder must not be engaging in, must not intend to engage in, and must not have any arrangement or understanding with any person to participate in, a distribution of the Exchange Dollar Notes.

The undersigned hereby represents and warrants as follows:

(1)	the Exchange Dollar Notes acquired pursuant to the Exchange Offers are being acquired in the ordinary course of business of the undersigned or any beneficial owner of the Original Dollar Notes tendered hereby;

(2)	neither the undersigned holder nor any beneficial owner of the Original Dollar Notes tendered hereby is engaged in, intends to engage in, or has any arrangement or understanding with any person or entity to participate in, a “distribution” of the Exchange Dollar Notes within the meaning of the Securities Act;

(3)	neither the undersigned holder nor any beneficial owner of the Original Dollar Notes tendered hereby is an “affiliate” of Newell Brands within the meaning of Rule 405 promulgated under the Securities Act;

(4)	if the undersigned or any beneficial owner of the Original Dollar Notes tendered hereby is a broker-dealer, neither the undersigned nor any such beneficial owner purchased the Original Dollar Notes directly from Newell Brands for resale pursuant to an exemption from registration under the Securities Act;

(5)	if the undersigned or any beneficial owner of the Original Dollar Notes tendered hereby is a broker-dealer, the undersigned further represents, warrants and agrees that it or such other beneficial owner (a) acquired its Original Dollar Notes as a result of market-making or other trading activities (and not directly from Newell Brands for resale), (b) may be considered a statutory “underwriter” under the Securities Act and (c) will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Dollar Notes received in the Exchange Offers (which prospectus may be the Prospectus); provided, however, that, by acknowledging that it or such beneficial owner, as such a broker-dealer, will deliver, and by delivering, a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes, it or such beneficial owner will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; and

(6)	the undersigned holder is not acting on behalf of any person or entity that could not truthfully make the foregoing representations, warranties and agreements.

If you cannot make all of the above representations, warranties and agreements, you cannot participate in the Exchange Offers. In such case, you cannot rely on the SEC staff position enunciated in the no-action letters issued to unrelated third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. You acknowledge that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of the SEC’s Regulation S-K.

The undersigned hereby represents and warrants as follows:

(1)	the undersigned holder has full power and authority to execute or agree to be bound by this Letter of Transmittal and to tender, exchange, sell, assign and transfer the Original Dollar Notes tendered hereby and to acquire the Exchange Dollar Notes issuable upon the exchange of such tendered Original Dollar Notes;

(2)	the Original Dollar Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and upon acceptance of such Original Dollar Notes by Newell Brands, Newell Brands will acquire good, indefeasible and unencumbered title to such Original Dollar Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the same are accepted by Newell Brands;

(3)	the undersigned holder will, upon request, execute and deliver any additional documents deemed by the exchange agent or Newell Brands to be necessary or desirable to complete the sale, assignment and transfer of the Original Dollar Notes tendered hereby;

(4)	the undersigned holder acknowledges that none of Newell Brands or the exchange agent, or any person acting on behalf of any of the foregoing has made any statement, representation or warranty, express or implied, to it with respect to Newell Brands or the offer or sale of any Exchange Notes, other than the information included in the Prospectus nor has any of them made any recommendation to it as to whether it should offer Original Dollar Notes for exchange in the Exchange Offers and it has made its own decision with regard to offering Original Dollar Notes for exchange in the Exchange Offers based on any legal, tax or financial advice it has deemed necessary to seek;

(5)

the undersigned holder is not a person to whom it is unlawful to make an offer or solicitation pursuant to the Exchange Offers under applicable securities laws of its jurisdiction, it has not distributed or forwarded the Prospectus, this Letter of Transmittal or any other documents or materials relating to the

Exchange Offers to any such person and it has (before tendering the Original Dollar Notes for exchange) complied with all laws and regulations applicable to it for the purposes of its participation in the Exchange Offers;

(6)	each holder and transferee of a Exchange Dollar Note will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the Exchange Dollar Notes constitutes assets of any employee benefit plan or (ii) the acquisition and holding of the Exchange Dollar Notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or a similar violation under any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions;

(7)	the undersigned holder is located outside of the Republic of Austria or, if located or resident in the Republic of Austria, is a qualified investor within the meaning of § 1 para 1 no. 5a of the Austrian Capital Markets Act (Kapitalmarktgesetz) acting for its own account;

(8)	the undersigned holder is not resident in the Kingdom of Belgium and is located outside the Kingdom of Belgium, or if it is resident or located in the Kingdom of Belgium, is a qualified investor within the meaning of article 10, §1 of the Belgian Prospectus Law acting for its own account;

(9)	the undersigned holder is not located or resident in Canada or, if located or resident in Canada, (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations;

(10)	the undersigned holder is located outside of Denmark or, if located or resident in Denmark, the offer will not be considered a marketing of Exchange Notes in Denmark or an offer of the Exchange Notes to the public in Denmark within the meaning of the Danish Securities Trading Act or any Executive Orders issued pursuant thereto;

(11)	the undersigned holder is not located or resident in France or, if it is located or resident in France, it is a (i) provider of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’ investissement de gestion de portefeuille pour compte de tiers) or (ii) qualified investor (investisseur qualifié) , other than an individual (all as defined in, and in accordance with, Articles L.411-1, L.411-2 and L.411-1 of the French Code Monétaire et Financier);

(12)	the undersigned holder is not located or resident in Italy, or, if it is located in Italy, it is an authorised person or is tendering Original Dollar Notes through an authorised person and in compliance with applicable laws and regulations or with requirements imposed by Commissione Nazionale per le Società e la Borsa or any other Italian authority;

(13)	the undersigned holder is not located or resident in the United Kingdom or, if it is located or resident in the United Kingdom, it is a person (i) with professional experience in matters relating to investments falling within Article 19(5) of the Financial Promotion Order, (ii) falling within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) is outside the United Kingdom, or (iv) to whom this prospectus and any other documents or materials relating to this prospectus may otherwise lawfully be communicated; and

(14)	the undersigned holder is outside Singapore or, if in Singapore, is (i) an existing holder of the Original Dollar Notes previously issued by Newell Brands (in which case participation in the Exchange Offers is pursuant to Section 273(1)(cd) of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) or (ii) an institutional investor as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) a relevant person as defined in Section 275(2) of the SFA, pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise receiving Exchange Dollar Notes pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

The undersigned understands that tenders of Original Dollar Notes may be withdrawn only at any time prior to the Withdrawal Deadline. A notice of withdrawal with respect to tendered Original Dollar Notes will be effective only if delivered to the exchange agent in accordance with the specific procedures set forth in the Prospectus.

Unless otherwise indicated under “Special Delivery Instructions,” the undersigned hereby requests that the exchange agent credit the DTC account specified in the table entitled “Description of Original Dollar Notes Tendered” for any book-entry transfers of Original Dollar Notes not accepted for exchange. If the “Special Delivery Instructions” are completed, the undersigned hereby requests that the exchange agent credit the DTC account specified for any book-entry transfers of Original Dollar Notes not accepted for exchange, in the name of the person or account indicated under “Special Delivery Instructions.”

The undersigned recognizes that Newell Brands has no obligations under the “Special Delivery Instructions” provisions of this Letter of Transmittal to effect the transfer of any Original Dollar Notes from the holder(s) thereof if Newell Brands does not accept for exchange any of the principal amount of the Original Dollar Notes tendered pursuant to this Letter of Transmittal.

SPECIAL DELIVERY INSTRUCTIONS

(SEE INSTRUCTIONS 3 AND 4)

To be completed ONLY if Original Dollar Notes tendered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.

Issue Original Dollar Notes to:

Name:

(PLEASE PRINT OR TYPE)

Address:

(INCLUDE ZIP CODE)

☐ Credit unexchanged Original Dollar Notes delivered by book-entry transfer to DTC account number set forth below:

DTC account number:

IMPORTANT: PLEASE SIGN HERE

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of the Original Dollar Notes indicated in the table above entitled “Description of Original Dollar Notes Tendered.”

SIGNATURE(S) REQUIRED

Signature(s) of Registered Holder(s) of Original Dollar Notes

X X

Dated:                    , 2016

(The above lines must be signed by the registered holder(s) of Original Dollar Notes as the name(s) appear(s) on the Original Dollar Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal. If Original Dollar Notes to which this Letter of Transmittal relate are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by Newell Brands, submit evidence satisfactory to Newell Brands of such person’s authority so to act.

See Instruction 3 regarding the completion of this Letter of Transmittal, printed below.)

Name:
(PLEASE PRINT OR TYPE)

Capacity:

Address:
(INCLUDE ZIP CODE)

Area Code and Telephone Number:

SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 3.

Certain signatures must be guaranteed by an eligible institution.

Signature(s) guaranteed by an eligible institution:

Authorized Signature

Title

Name of Firm

(Address, Including Zip Code)

(Area Code and Telephone Number)

Dated: , 2016

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFERS

1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by holders of Original Dollar Notes if Original Dollar Notes are to be tendered by effecting a book-entry transfer to the exchange agent’s account at DTC and instructions are not being transmitted through ATOP.

Confirmation of a book-entry transfer into the exchange agent’s account at DTC of all Original Dollar Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or properly transmitted agent’s message, and any other documents required by this Letter of Transmittal, must be received by the exchange agent at its address set forth herein before the Expiration Date.

Any financial institution that is a participant in DTC may electronically transmit its acceptance of the Exchange Offers by causing DTC to transfer Original Dollar Notes to the exchange agent in accordance with DTC’s ATOP procedures for such transfer prior to the Expiration Date. The exchange agent will make available its general participant account at DTC for the Original Dollar Notes for purposes of the Exchange Offers.

Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the exchange agent. No Letter of Transmittal should be sent to Newell Brands or DTC.

The method of delivery of this Letter of Transmittal and all other required documents, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the option and risk of the tendering holder. If delivery is by mail, registered mail with return receipt requested, properly insured is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand-delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

Any beneficial owner whose Original Dollar Notes are held by or in the name of a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee should be aware that such custodial entity may have deadlines earlier than the Expiration Date for such custodial entity to be advised of the action that the beneficial owner may wish for the custodial entity to take with respect to the beneficial owner’s Original Dollar Notes. Accordingly, such beneficial owners are urged to contact any custodial entities through which such Original Dollar Notes are held as soon as possible in order to learn of the applicable deadlines of such entities.

Neither Newell Brands nor the exchange agent is under any obligation to notify any tendering holder of Newell Brands’ acceptance of tendered Original Dollar Notes prior to the Expiration Date.

2. Amount of Tenders. Tenders of Original Dollar Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Book-entry transfers to the exchange agent should be made in the exact principal amount of Original Dollar Notes tendered. If a tender for exchange is to be made with respect to less than the entire principal amount of any Original Dollar Notes, the tendering holder(s) should fill in the aggregate principal amount of Original Dollar Notes to be tendered in the box above labeled “Description of Original Dollar Notes Tendered” under “Principal Amount Tendered.” In case of a partial tender for exchange, the untendered principal amount of the Original Dollar Notes will be credited to the DTC account of the tendering holder, unless otherwise indicated in the appropriate box on this Letter of Transmittal, promptly after the expiration or termination of the Exchange Offers.

3. Signatures on this Letter of Transmittal, Instruments of Transfer, Guarantee of Signatures. For purposes of this Letter of Transmittal, the term “registered holder” means an owner of record as well as any DTC participant that has Original Dollar Notes credited to its DTC account. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a recognized participant in the Securities Transfer

Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”). Signatures on this Letter of Transmittal need not be guaranteed if:

•	this Letter of Transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the Original Dollar Notes and the holder(s) has/have not completed the box entitled “Special Delivery Instructions” on this Letter of Transmittal; or

•	the Original Dollar Notes are tendered for the account of an eligible institution.

An eligible institution is one of the following firms or other entities identified in Rule 17Ad–15 under the Securities Exchange Act of 1934, as amended (as the terms are defined in such Rule):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If the Original Dollar Notes are registered in the name of a person other than the signer of this Letter of Transmittal or if Original Dollar Notes not accepted for exchange are to be returned to a person other than the registered holder, then the signatures on this Letter of Transmittal accompanying the tendered Original Dollar Notes must be guaranteed by a Medallion Signature Guarantor as described above.

If any of the Original Dollar Notes tendered are held by two or more registered holders, all of the registered holders must sign this Letter of Transmittal.

If a number of Original Dollar Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of such Original Dollar Notes.

If this Letter of Transmittal is signed by the registered holder(s) of the Original Dollar Notes (which term, for the purposes described herein, shall include a participant in DTC whose name appears on a security listing as the owner of the Original Dollar Notes) listed and tendered hereby, no endorsements of the tendered Original Dollar Notes or separate written instruments of transfer or exchange are required. In any other case, if tendering Original Dollar Notes, the registered holder (or acting holder) must either validly endorse the Original Dollar Notes or transmit validly completed bond powers with this Letter of Transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the Original Dollar Notes, and, with respect to a participant in DTC whose name appears on a security position listing as the owner of Original Dollar Notes, exactly as the name of such participant appears on such security position listing), with the signature on the Original Dollar Notes or bond power guaranteed by a Medallion Signature Guarantor (except where the Original Dollar Notes are tendered for the account of an eligible institution).

If Original Dollar Notes are to be tendered by any person other than the person in whose name the Original Dollar Notes are registered, the Original Dollar Notes must be endorsed or accompanied by an appropriate written instrument(s) of transfer executed exactly as the name(s) of the holder(s) appear on the Original Dollar Notes, with the signature(s) on the Original Dollar Notes or instrument(s) of transfer guaranteed by a Medallion Signature Guarantor, and this Letter of Transmittal must be executed and delivered either by the holder(s), or by the tendering person pursuant to a valid proxy signed by the holder(s), which signature must, in either case, be guaranteed by a Medallion Signature Guarantor.

Newell Brands will not accept any alternative, conditional, irregular or contingent tenders. By executing this Letter of Transmittal (or a facsimile thereof) or directing DTC to transmit an agent’s message, you waive any right to receive any notice of the acceptance of your Original Dollar Notes for exchange.

If this Letter of Transmittal or instruments of transfer are signed by trustees, executors, administrators, guardians or attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Newell Brands, evidence satisfactory to Newell Brands of their authority so to act must be submitted with this Letter of Transmittal.

Beneficial owners whose tendered Original Dollar Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owners desire to tender such Original Dollar Notes.

4. Special Delivery Instructions. Unless otherwise indicated under “Special Delivery Instructions,” all Original Dollar Notes tendered hereby and not accepted for exchange will be credited to the DTC account specified in the table entitled “Description of Original Dollar Notes Tendered.”

5. Transfer Taxes. Newell Brands will pay all transfer taxes, if any, applicable to the transfer of Original Dollar Notes to Newell Brands and the issuance of Exchange Dollar Notes in the Exchange Offers—unless you instruct Newell Brands to issue or cause to be issued Exchange Dollar Notes, or request that Original Dollar Notes not tendered or accepted in the Exchange Offers be returned, to a person other than the tendering holder. If transfer taxes are imposed for any such other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal, if applicable, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any amounts due to such holder.

6. Validity of Tenders. All questions concerning the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Original Dollar Notes will be determined by Newell Brands in its reasonable discretion, which determination will be final and binding, subject to the rights of holders to challenge such determination in a court of competent jurisdiction. Newell Brands reserves the absolute right to reject any and all tenders of Original Dollar Notes not in proper form or any Original Dollar Notes the acceptance for exchange of which may, in the opinion of its counsel, be unlawful. Newell Brands also reserves the absolute right to waive any defect or irregularity in tenders of Original Dollar Notes. Unless waived, any defects or irregularities in connection with tenders of Original Dollar Notes must be cured within such time as Newell Brands shall determine. None of Newell Brands, the exchange agent, or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Original Dollar Notes, nor shall any of them incur any liability for failure to give such notification.

Tenders of Original Dollar Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Dollar Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the holders, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Date or the withdrawal or termination of the Exchange Offers.

7. Waiver of Conditions. Newell Brands reserves the absolute right to amend or waive any of the conditions to the Exchange Offers.

8. Withdrawal. Tenders may be withdrawn only pursuant to the procedures and subject to the terms set forth in the Prospectus under the caption “The Exchange Offers—Withdrawal of Tenders.”

9. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the exchange agent at the address and telephone number indicated herein.

In order to tender, a holder of Original Dollar Notes should send or deliver a properly completed and signed Letter of Transmittal and any other required documents to the exchange agent at its address set forth below or tender pursuant to DTC’s ATOP.

The Exchange Agent for the Exchange Offers is:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only): (212) 709-3328 Attention: Peter Aymar For Information or Confirmation by Telephone: (212) 232-3235	By Mail or Hand: 48 Wall Street, 22nd Floor New York, New York 10005 Attention: Peter Aymar

Any questions or requests for assistance or additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at its telephone numbers or addresses set forth above. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers.